Exhibit 99.1
                                                                    ------------
                             JOINT FILING AGREEMENT

     THIS JOINT FILING AGREEMENT is entered into as of February 14, 2007, by and among the parties signatories hereto.

     The undersigned hereby agree that the Statement on Schedule 13G with respect to the shares of common stock, par value $1.00 per share, of The Bancorp, Inc., a Delaware corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.



                                       SPENCER CAPITAL MANAGEMENT, LLC



                                       By:  /s/ Kenneth H. Shubin Stein, MD, CFA
                                            ------------------------------------
                                       Name:   Kenneth H. Shubin Stein, MD, CFA
                                       Title:  Managing Member






                                       By:  /s/ Kenneth H. Shubin Stein, MD, CFA
                                            ------------------------------------
                                       Name:   Kenneth H. Shubin Stein, MD, CFA



                    [SIGNATURE PAGE TO JOINT FILING AGREEMENT
                        WITH RESPECT TO THE BANCORP INC.]